Exhibit 99.1

DRI Corporation Announces Mobitec Group’s New Multi-Year Contract With Volgren

  10-Year Contract Extends Existing Supply Relationship for Transit Fleet in Perth, Australia
  Products Ordered Include Mobitec® MobiDOT EIDS Sets
  Total Order Valued at Approximately $3.9 Million USD

DALLAS--(BUSINESS WIRE)--December 2, 2010--DRI Corporation (NASDAQ: TBUS), a digital communications technology leader in the global surface transportation and transit security markets, announced today that the Company’s Mobitec AB subsidiary (the “Mobitec Group”) in Herrljunga, Sweden, through its Mobitec Australia Pty Ltd business unit in Peakhurst, Australia, has been awarded a 10-year contract valued at approximately $3.9 million USD to supply Mobitec® MobiDOT electronic information display systems (“EIDS”) sets for new buses in the city bus fleet in Perth, Australia.

David L. Turney, the Company’s Chairman of the Board and Chief Executive Officer, said: “This multi-year contract was awarded by Volgren, a large and well-respected original equipment manufacturer (“OEM”) in Australia with operations in Brisbane, Melbourne, Perth and Tomago, on behalf of Perth’s transit fleet operator. Deliveries will commence in first quarter 2011 as a continuation of our long-standing contract to supply Mobitec® MobiDOT EIDS sets for Perth’s city bus fleet. To date, a total of 900 Mobitec® MobiDOT EIDS sets have already been installed there.”

Oliver Wels, the Company’s President and Chief Operating Officer, Global Operations, said: “This award signifies our long-term relationships with customers in Australia. Perth, in particular, is but one of many examples of our esteemed, long-standing relationships with customers worldwide – those transit agencies and OEMs with a high level of trust and confidence in the Mobitec Group and a demonstrated loyalty to Mobitec® products and services. Our entire Mobitec Australia Pty Ltd team is hereby congratulated for their ongoing commitment to provide excellent customer service and support.”

The products ordered include Mobitec® MobiDOT EIDS sets, control units and cable sets.

For more information about Volgren, visit www.volgren.com.au.

ABOUT THE MOBITEC GROUP

The Mobitec Group, established in 1987 and acquired by DRI Corporation in 2001, is a premier supplier of electronic information display systems in more than 50 countries around the world. Products include: Mobitec® LED, Mobitec® Full-Matrix, Mobitec® Smartblind, and Mobitec® MobiSTOP electronic information display systems; Mobitec® NSI Next Stop Indicator; Mobitec® MobiQuickCard™; Mobitec® MobiVOICE voice announcement system; Mobitec® ICU 400 and ICU 600 control units; and Mobitec® MobiInfoEdit software. The Mobitec Group is based in Herrljunga, Sweden. It presently operates business units in Australia, Brazil, Germany and Singapore, as well as a joint venture in India.

ABOUT THE COMPANY

DRI Corporation is a digital communications technology leader in the global surface transportation and transit security markets. Our products include: TwinVision® and Mobitec® electronic destination sign systems, Talking Bus® voice announcement systems, Digital Recorders® Internet-based passenger information and automatic vehicle location/monitoring systems, and VacTell® video actionable intelligence systems. Our products help increase the mobility, flow, safety, and security of people who rely upon transportation infrastructure around the globe. Using proprietary hardware and software applications, our products provide easy-to-understand, real-time information that assists users and operators of transit bus and rail vehicles in locating, identifying, boarding, tracking, scheduling, and managing those vehicles. Our products also aid transit vehicle operators in their quest to increase ridership and reduce fuel consumption, as well as to identify and mitigate security risks on transit vehicles. Positioned not only to serve and address mobility, energy conservation, and environmental concerns, our products also serve the growing U.S. Homeland Security market. For more information about the Company and its operations worldwide, go to www.digrec.com.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, statements concerning timing of completed orders, Mobitec’s relationships with Volgren and the transit fleet operator in Perth, Australia, as well as any statement, express or implied, concerning future events or expectations or which use words such as “expect,” “fully expect,” “expected,” “appears,” “believe,” “plan,” “anticipate,” “would,” “goal,” “potential,” “potentially,” “range,” “pursuit,” “run rate,” “stronger,” “preliminarily,” “forecast,” “opinion,” “may,” etc., is a forward-looking statement. These forward-looking statements are subject to risks and uncertainties, including risks and uncertainties associated with the anticipated time for orders to be completed, Mobitec’s relationships with Volgren and the transit fleet operator in Perth, Australia, as well as other risks and uncertainties set forth in the Company’s Annual Report on Form 10-K filed April 15, 2010, and quarterly reports on Form 10-Q filed May 14, 2010, Aug. 11, 2010 and Nov. 15, 2010, particularly those identified in Risk Factors Affecting Our Business. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated.

CONTACT:
DRI Corporation Contact:
Veronica B. Marks
Vice President, Corporate Communications and Administration
Phone: (214) 378-4776
Fax: (214) 378-8437
E-Mail: ir@digrec.com